Exhibit 4.1	Form of Rights Certificate

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ______________ (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.

TENGASCO, INC.
INCORPORATED UNDER THE LAWS OF DELAWARE

RIGHTS CERTIFICATE
EVIDENCING NON-TRANSFERABLE RIGHTS TO PURCHASE SHARES OF COMMON STOCK
SUBSCRIPTION PRICE: $0.66 PER SHARE
VOID IF NOT EXERCISED ON OR BEFORE THE RIGHTS EXPIRATION DATE (AS SET FORTH IN THE PROSPECTUS)

Evidencing Subscription Rights, each to Purchase TWO (2) Shares of Common Stock of Tengasco, Inc. (must purchase both for each right exercised) at Subscription Price of $0.66 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON ___________________, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT

, the registered owner whose name is inscribed hereon, is the owner of the number of subscription rights (“Rights”) set forth on the face of this Rights Certificate. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase TWO shares of common stock, with a par value of $0.001 per share (the “Shares”) of Tengasco, Inc., a  Delaware corporation (the “Company”), at a subscription price of $0.66 per Share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificates” accompanying this Rights Certificate. The Rights expire at 5:00 p.m., Eastern Time, on _________________, unless extended. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to allocation and proration, as described in the Prospectus (the “Oversubscription Privilege”). The Company has implemented in the Prospectus certain limitations upon the subscription rights in the Basic Subscription Right and the Oversubscription Privilege which may be exercised by each subscriber in the Rights Offering. By signing the subscription Form of Election to Purchase on the reverse side hereof, the subscriber agrees that the Company shall have the right to instruct the Subscription Agent to reduce the amount of any basic or oversubscription exercise in excess of the limitations referred to above.

The Rights represented by this Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the “Instructions for Use of Subscription Rights Certificates” that accompanies this Rights Certificate. The Rights evidenced by this Rights Certificate may not be transferred or sold.

This Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.
Dated: ______________

WITNESS the facsimile signature of a duly authorized officer of Tengasco, Inc.

TENGASCO, INC., COUNTERSIGNED AND REGISTERED	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: ________________________________________	By: ________________________________________

FORM OF ELECTION TO PURCHASE
Delivery other than in the manner or to the address listed below will not constitute valid delivery.  If delivering by mail, hand or overnight courier:

Continental Stock Transfer & Trust Company
17 Battery Place—8th Floor
New York, NY 10004
Attn: Corporate Actions Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Rights Certificate and may subscribe for additional shares of common stock of Tengasco, Inc. pursuant to the Oversubscription Privilege upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for shares of common stock in the following amounts:  To subscribe for the two shares of common stock that must be purchased pursuant to each of your Basic Subscription Rights that you wish to exercise, please complete lines (a) and (c) and sign below. The number of shares you indicate in (a) below must be two times the number of basic rights you wish to exercise. For example, if you have 10 rights, and wish to exercise all of them, you would subscribe for “20” shares in (a) at the Subscription Price; if you have 10 rights but wish to exercise 7 of them, you would subscribe for “14” shares in (a). To subscribe for shares of common stock pursuant to your Oversubscription Privilege if you have fully exercised all your basic rights, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS:    I subscribe for ____________ (No. of shares of common stock) x $0.66 (Subscription Price) = $_____________ (Payment)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:   If and only if  you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of common stock pursuant to your Oversubscription Privilege:    I subscribe for ____________ (No. of shares of common stock) x $0.66 (Subscription Price) = $_____________ (Payment)

(c) Total Amount from (a) and (b) above of Payment Enclosed $_______________

METHOD OF PAYMENT (check one):
☐ Cashier’s Check or Check on a U.S. Bank payable to “Continental Stock Transfer & Trust Company, as Subscription Agent”
☐ Wire Transfer of immediately available funds directly to the account, maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscription in the rights offering at JP Morgan Chase Bank, ABA: 021000021, Account: [475-588339], Account Name: Continental Stock Transfer & Trust Company, as agent for Tengasco, Inc.

The Company has implemented in the Prospectus certain limitations upon the subscription rights which may be exercised by the subscribers in the rights offering. As a condition to the rights offering, and by signing the Election to Purchase, the subscriber understands and agrees that the Company shall have the right to instruct the Subscription Agent to reduce the amount of any exercise in excess of the limitations referred to above.

FORM 2 – DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Non-Transferable Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.
FORM 3 – SIGNATURE(S)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated under Form 1 above on the terms and conditions specified in the Prospectus.  This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)

Date:	Daytime Telephone Number:

IMPORTANT: the signature(s) must correspond with the name(s) as printed on the reverse of this non-transferable subscription certificate in every particular, without alteration or enlargement or any other change whatsoever.

If the signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

FORM 4 – SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 3.

Signature Guaranteed:		By:
	(Name of Bank or Firm)		(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERRABLE RIGHTS CERTIFICATES, CONSULT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AT (917) 262-2378. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ___________________________, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.